UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/28/2005

OLIN CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-1070

VA	13-1872319
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

190 Carondelet Plaza Suite 1530 Clayton, MO 63105
(Address of Principal Executive Offices, Including Zip Code)

314-480-1400
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

As announced in early 2004 and as disclosed in the proxy statement for Olin's 2004 annual meeting of shareholders, Olin and Anthony W. Ruggiero, Executive Vice President and Chief Financial Officer, agreed that Mr. Ruggiero would be leaving the company on or about April 1, 2005, under Olin's Voluntary Employment Separation Program (VSP). On March 28, 2005, Joseph D. Rupp, President and Chief Executive Officer elected to extend Mr. Ruggiero's separation date under the VSP from April 1, 2005 until May 27, 2005. This description is qualified by reference to the form of the document reflecting this change, a copy of which is attached as Exhibit 99.1 and incorporated into this Item 1.01 by reference.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As noted above, Anthony W. Ruggiero, Executive Vice President and Chief Financial Officer will retire from the company on May 27, 2005, rather than on April 1, 2005, as originally contemplated under the VSP. Mr. Ruggiero will remain on the Board of Directors. This description is qualified by reference to the form of the document reflecting this change, a copy of which is attached as Exhibit 99.1 and incorporated into this Item 5.02 by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Form of letter amending VSP Agreement for Anthony W. Ruggiero

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OLIN CORPORATION

Date: March 31, 2005.	By:	/s/ George H. Pain
George H. Pain
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Form of letter amending VSP Agreement for Anthony W. Ruggiero